FOR IMMEDIATE RELEASE                                                                                                           EXHIBIT 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Relations Contact: Frank Milano (763) 551-6908 frank.milano@selectcomfort.com

SELECT COMFORT CORPORATION TO ANNOUNCE
THIRD QUARTER RESULTS

MINNEAPOLIS – (October 3, 2007) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the SLEEP NUMBER® bed, will report results for the fiscal third quarter ended Sept. 29, 2007, after close of the regular trading session Wednesday, Oct. 24, 2007. Management will host its regularly scheduled conference call to discuss the company’s results at 5:00 p.m. Eastern Time (4:00 p.m. Central; 2:00 p.m. Pacific) that day. To listen to the call, please dial (888) 790-1641 (international participants dial (210) 234-0001) and reference the passcode “Sleep.” To listen to the webcast, please access the investor relations area of the company’s Web site at www.selectcomfort.com/investors.
A replay will remain available until midnight Eastern Time Nov. 2, 2007, by dialing (203) 369-0259. The webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

About Select Comfort Corporation
Founded more than 20 years ago, Select Comfort Corporation is the nation’s leading bed retailer(1). Based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. SELECT COMFORT® products are sold through its more than 470 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

1Top 25 Bedding Retailers, Furniture/Today, August 2007.
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